EXHIBIT 99.1



                           Peter C. Cosmas Co., CPA's
                              370 Lexington Avenue
                                   Suite 1205
                               New York, NY 10017
                       (212) 697-6200 - FAX (212) 687-3333




Gentlemen,



     We are unable to complete the review of the financial statements of Pacel Corp. as of June 30, 2004 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.




Very truly yours,


/s/ Peter C. Cosmas Co., CPA's
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Peter C. Cosmas Co., CPA's
New York, NY


August 12, 2004